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DRAFT

                                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Parlex Corporation on Form S-3 of our report dated August 24, 1999 (March 1, 2000 as to Note 14) appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
Boston, Massachusetts

March 31, 2000